Exhibit 99.1

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Farmers & Merchants Contacts
Company Contact:	Investor and Media Contact:
Lars B. Eller	Andrew M. Berger
President and Chief Executive Officer	Managing Director
Farmers & Merchants Bancorp, Inc.	SM Berger & Company, Inc.
(419) 446-2501	(216) 464-6400
leller@fm.bank	andrew@smberger.com

Perpetual Federal Savings Bank Contacts
Michael R. Melvin
President and Chief Executive Officer
Perpetual Federal Savings Bank
(937) 653-1700
mike.melvin@pfsb-urbana.com

Farmers & Merchants Bancorp, Inc. Announces Agreement to Acquire

Perpetual Federal Savings Bank of Urbana, Ohio

ARCHBOLD, OHIO, May 4, 2021, Farmers & Merchants Bancorp, Inc. (“F&M”, “FMAO”, or the “Company”) (Nasdaq: FMAO), the holding company for Farmers & Merchants State Bank, announced today that they have signed an agreement and plan of reorganization and merger (the “Agreement”) whereby F&M will acquire Perpetual Federal Savings Bank (“PFSB”), in a stock and cash transaction. PFSB operates one full-service office in Urbana, Ohio. At March 31, 2021, PFSB reported $391 million in total assets, $326 million in loans, $305 million in deposits and $79 million in tangible equity.

Subject to the terms of the merger agreement, which has been approved by the Board of Directors of each company, PFSB shareholders will elect to receive either 1.7766 shares of FMAO stock or $41.20 per share in cash for each PFSB share owned, subject to adjustment based upon 1,833,999 shares of FMAO to be issued in the merger. At March 31, 2021, PFSB reported 2,470,032 shares of common stock outstanding. Based on FMAO’s closing share price as of May 3, 2021 of $24.22, the implied aggregate acquisition value equals $103.7 million.

PFSB expands F&M’s community banking franchise into the compelling Urbana, Columbus, Dayton, Springfield, Piqua, Tipp City, Troy and Sidney markets and supports significant fill-in potential between Findlay and Urbana. After the PFSB transaction, and including the recently closed acquisition of Ossian Financial Services, Inc., F&M will operate 19 offices, a drive-up facility and an LPO in Ohio, 12 offices and an LPO in Indiana, and an LPO in Michigan with total deposits of $2.129 billion, total loans of $1.730 billion, and total assets of $2.513 billion on a pro forma basis at March 31, 2021.

Lars Eller, President and CEO of F&M, stated, “The combination of PFSB and F&M creates immediate value for our shareholders, customers, and communities and I am excited to expand F&M’s community-oriented banking services to the Urbana, Columbus, Dayton, Springfield, Piqua, Tipp City, Troy and Sidney markets. This transaction is an excellent opportunity for PFSB to become part of a larger community banking organization that offers customers a wider range of financial services.”

“F&M has created a successful acquisition platform and PFSB represents F&M’s fourth acquisition over the past two years of banking and complementary financial services companies. F&M’s acquisition strategy, combined with a history of strong organic growth, have contributed to a 125% increase in total assets on a pro forma basis since 2018. On behalf of everyone at F&M, I am pleased to welcome PFSB’s customers and employees to the F&M family,” concluded Mr. Eller.

Michael R. Melvin, President and CEO of Perpetual Federal Savings Bank, stated, “With a shared community-oriented culture, F&M’s scale, diversity, and expertise enhances our service offerings. F&M has a history of completing successful acquisitions and provides PFSB with the necessary resources to pursue compelling growth opportunities throughout our markets. We are excited to join F&M.”

Excluding one-time transaction costs, F&M expects the transaction to be approximately 10.0% and 14.5% accretive to first- and second-year diluted earnings per share, respectively. Tangible book value per share will be diluted approximately 6.6% at closing including the impact of an estimated $5.0 million of combined pre-tax transaction costs. The tangible book value dilution is expected to be recovered in 3.9 years using the crossover method.

F&M is being advised by ProBank Austin and Shumaker, Loop & Kendrick, LLP. PFSB is being advised by Keefe Bruyette & Woods, A Stifel Company and Vorys, Sater, Seymour and Pease LLP.

Important Information for Investors and Shareholders:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed Merger will be submitted to PFSB’s shareholders for their consideration. In connection with the proposed Merger, F&M will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement for PFSB and a Prospectus of F&M, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT-PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Once filed, you may obtain a free copy of the Proxy Statement – Prospectus, when it becomes available, as well as other filings containing information about F&M and PFSB, at the SEC’s website (http://www.sec.gov). You may also obtain these documents, free of charge, by accessing F&M’s website (http://www.fm.bank) under the tab “About Us”, then to the heading “Investor Relations,” and finally under the link “SEC Filings and Documents”.

PFSB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PFSB in connection with the proposed Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement – Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, and Steuben counties.

About Perpetual Federal Savings Bank:

Perpetual Federal Savings Bank of Urbana (PFSB) provides financial products and services through its one office location in Urbana, Ohio. The majority of PSFB’s income is derived from mortgage loans secured by one- to four-family residential property, commercial and multi-family real estate loans and, to a lesser extent, construction or development loans, consumer loans, commercial business loans, as well as making other investments. PFSB accepts demand, savings, and time deposits.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.